UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2022

Enjoy Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJYQ	*
Warrants to purchase common stock	ENJYWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on July 11, 2022 under the symbols “ENJYQ” and “ENJWQ”, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 30, 2022, Enjoy Technology, Inc. (the “Company”) and certain of its wholly owned subsidiaries filed voluntary petitions for reorganization (the “Reorganization”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). As a result of the current status of the Company, the Board of Directors of the Company, contingent upon and effective on the approval of the Bankruptcy Court of the Engagement Letter (as defined below), appointed Todd Zoha, a consultant with AP Services, LLC (“APS”), an affiliate of AlixPartners, LLP, a global consulting firm, to serve as the Company’s Chief Financial Officer (“CFO”). On August 2, 2022, the Bankruptcy Court approved the Engagement Letter, dated July 5, 2022, by and between the Company and APS (the “Engagement Letter”), and the appointment of Mr. Zoha as the Company’s CFO. In that capacity Mr. Zoha will serve as the Company’s principal financial and accounting officer.

Mr. Zoha, age 45, has been a Director of AlixPartners, LLP since July 2018 and has previously provided interim management services to companies as chief restructuring officer and chief financial officer. He previously served as Managing Director at MorrisAnderson & Associates Ltd, a national restructuring firm, from October 2016 to June 2018. From October 2014 to September 2016, Mr. Zoha served as Chief Financial Officer of Stage Capital, LLC, a family office specializing in secondary direct transactions. Mr. Zoha holds an M.B.A in Banking and Finance from Case Western Reserve University and a B.S. in Mathematics and Business Administration from Baldwin Wallace College.

The Engagement Letter provides that Mr. Zoha will serve as the Company’s CFO and that APS will charge the Company for Mr. Zoha’s services at a rate of $945 per hour.

There are no other arrangements or understandings between Mr. Zoha and any other persons pursuant to which he was selected to act as the Company’s principal financial and accounting officer or to serve as CFO. Additionally, there are also no family relationships between Mr. Zoha and any director or executive officer of the Company and Mr. Zoha has no direct or indirect material interest in any related party transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENJOY TECHNOLOGY, INC.

Dated: August 11, 2022

	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer